Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines our historical unaudited balance sheet as of September 30, 2010 and the historical unaudited balance sheet of Santa Teresa Minerals, S.A. as of September 30, 2010, giving effect to the acquisition as if it had occurred on September 30, 2010.

The following unaudited pro forma condensed combined statements of operations combine (i) the historical unaudited statements of operations of us and Santa Teresa Minerals for the nine months ended September 30, 2010, giving effect to the acquisition as if it had occurred on January 1, 2010, and (ii) the historical audited statements of operations of us and Santa Teresa Minerals for the twelve months ended December 31, 2009, giving effect to the acquisition as if it had occurred on January 1, 2009.

The following information should be read in conjunction with the pro forma condensed combined financial statements:

●	Accompanying notes to the unaudited pro forma condensed combined statements;
●	Separate historical financial statements of Santa Teresa Minerals included elsewhere in this Report; and
●	Our separate historical financial statements, which are included in our Annual Reports filed on Form 10-K and our Quarterly Reports filed on Form 10-Q.

The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or the future financial position or operating results of the combined company.

USD Energy Corp. and Santa Teresa Minerals, S.A.
Consolidated Pro Forma Balance Sheets (Unaudited)

	Historical		Pro Forma Consolidated (Unaudited)
	USD Energy Corp. Nine Months Ended September 30, 2010	(a) Santa Teresa Minerals, S.A. Nine Months Ended September 30, 2010	Adjustments		As Adjusted
ASSETS

Current assets
Cash	$—	$129,211	$—		$129,211
Accounts receivable	—	9,762	—		9,762
Other current assets	—	—	—		—
Total current assets	—	138,973	—		138,973
Property and equipment, net	—	3,716,390	—		3,716,390
Intangible assets and goodwill	—	—	1,102,554	(b)	1,102,554
Total assets	—	3,855,363	1,102,554		4,957,917

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Liabilities
Notes payable	5,500	—	—		5,500
Accounts payable and accrued expenses	338	1,520,917	—		1,521,255
Due to related parties	5,000	1,087,000	—		1,092,000
Total liabilities	10,838	2,607,917	—		2,618,755

Stockholders’ Equity (Deficit)
Common stock	3,068	—	47,000	(b)	50,068
Paid in capital	57,394	—	2,303,000	(b)	2,360,394
Deficit accumulated during development stage	(71,300)	(441,788)	441,788	(b)	(71,300)
Member contributions during development stage	—	1,689,234	(1,689,234	)(b)	—
Total shareholders’ equity (deficit)	(10,838)	1,247,446	1,102,554		2,339,162
Total liabilities and shareholders’ equity (deficit)	$—	$3,855,363	$1,102,554		$4,957,917

See accompanying notes to pro forma financial information

USD Energy Corp. and Santa Teresa Minerals, S.A.
Consolidated Pro Forma Statements of Operations (Unaudited)

	Historical			Pro Forma
	USD Energy Corp. Nine Months Ended September 30, 2010	(a) Santa Teresa Minerals, S.A. Nine Months Ended September 30, 2010		Adjustments		As Adjusted
Income	$—		$—	$—		$—

Operating expenses
General and administrative	—		272,358	—		272,358
Legal and accounting	15,200		31,544	—		46,744
Selling	—		3,751	—		3,751
Total operating expenses	15,200		307,653	—		322,853

Income from operations	(15,200)		(307,653)	—		(322,853)

Other income (expense)
LLC Fees	—		(1,684)	—		(1,684)
Interest income (expense)	(2,201)		—	—		(2,201)
Total other income (expense)	(2,201)		(1,684)	—		(3,885)

Net loss	$(17,401)		$(309,337)	$—		$(326,738)

Net loss per share	$(0.01)	$				$(0.01)

Weighted average shares outstanding	1,540,769				(b)	48,540,769

See accompanying notes to pro forma financial information

USD Energy Corp. and Santa Teresa Minerals, S.A.
Consolidated Pro Forma Statements of Operations

	Historical (Audited)			Pro Forma Consolidated (Unaudited)
	USD Energy Corp. December 31, 2009	(a) Santa Teresa Minerals, S.A. December 31, 2009		Adjustments		As Adjusted
Income	—		$—	$—		$—

Operating expenses
General and administrative	—		70,474	—		70,474
Legal and accounting	47,240		—	—		47,240
Selling	—		—	—		—
Total operating expenses	47,240		70,474	—		117,714
Income from operations	(47,240)		(70,474)	—		(117,714)
Other income (expense)
LLC Fees	—		—	—		—
Interest income (expense)	(1,640)		—	—		(1,640)
Total other income (expense)	(1,640)		—	—		(1,640)
Net loss	$(48,880)		$(70,474)	$—		$(119,354)
Net loss per share	$(0.05)	$				$(0.00)
Weighted average shares outstanding	986,748				(b)	47,986,748

See accompanying notes to pro forma financial information

Notes to Pro Forma Financial Information

(a) The Unaudited Pro Forma Consolidated Financial Statements are based on the historical financial statements of Santa Teresa Minerals, S.A. On December 7, 2010, we entered into an Share Exchange Agreement with Santa Teresa Minerals, S.A.

(b) Adjustments reflect the opening balance sheet entries as determined by an internal valuation of the consideration paid. We issued 21,500,000 shares under a Stock Purchase Agreement dated December 7, 2010 and 25,500,000 shares under the Exchange A.